EXHIBIT (10)

                           TENGTU INTERNATIONAL CORP.
                 1999 NON-QUALIFIED STOCK OPTION INCENTIVE PLAN



12.      PURPOSE; EFFECTIVENESS OF THE PLAN.

         (a) The purpose of the 1999 Tengtu International Corp. (the "Company") 1999 Stock Option Incentive Plan (the "Plan") is to advance the interests of the Company and its stockholders by helping the Company obtain and retain the services of employees, officers, consultants, counsel and directors, upon whose judgment, initiative and efforts the Company is substantially dependent, and to provide those persons with further incentives to advance the interests of the Company.

         (b) The Plan will become effective on the date of its approval by the stockholders of the Company, provided such approval is within twelve months of March 29, 1999, the date of adoption by the Company's Board of Directors. If the Plan is not so approved by the stockholders of the Company, any options granted under this Plan will be rescinded and will be void. The Plan will remain in effect until it is terminated by the Board or the Committee (as defined hereafter) under section 9 hereof, OR DECEMBER 31, 2000, whichever is earlier. This Plan will be governed by, and construed in accordance with, the laws of the State of Delaware.

13. CERTAIN DEFINITIONS. Unless the context otherwise requires, the following



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defined terms (together with other capitalized terms defined elsewhere in the
Plan) will govern the construction of the Plan, and of any stock option agreements entered into pursuant to the Plan:

         (a) "1933 Act" means the federal Securities Act of 1933, as amended;

         (b)      "Board" means the Board of Directors of the Company;

         (c) "Committee" refers to the Board's Compensation Committee consisting of two or more Disinterested and Non-Employee Directors (as defined herein); provided that the term "Committee" will refer to the Board during such times as no Committee is appointed by the Board;

         (d) "Company" means Tengtu International Corp., a Delaware corporation;

         (e) "Disinterested Director" means a member of the Board who does not receive Options under the Plan other than the grant of a Formula Option pursuant to section 4(m);

         (f) "Eligible Participants" means persons who, at a particular time, are employees, officers, consultants, or directors of the Company or its subsidiaries or counsel to the Company or its subsidiaries;

         (g) "ESO" means an "Employee Stock Option" which is an Option granted to a director, officer or employee of the Company;

         (h)      "Fair Market Value" means, with respect to the Stock and as of






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                  the date an Option or a Formula Option is granted hereunder, the market price per share of such Stock determined by the Committee as follows:

                  (i) the Fair Market Value will be equal to the
                      last-transaction price quoted by the NASDAQ system for any date; or

                  (ii) if no trades in the Stock occurred on the date in
                      question, the Fair Market Value will be the last transaction price quoted by the NASDAQ system for the last date on which trades of the Stock occurred.

         (i) "Formula Option" means an Option granted to non-employee members of the Board of Directors pursuant to section 4(m) hereof;

         (j)      "Non-Employee Director" means a director of the Company who:
                  (i) is not currently an employee or officer of the Company or a parent or Subsidiary of the Company;

                  (ii) does not receive compensation, either directly or
                      indirectly, from the Company, or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed $60,000;

                  (iii) does not possess an interest in a transaction, to which the Company, or a Company Subsidiary is a party, where the amount involved in the transaction exceeds $60,000; and

                  (iv) is not an owner, executive officer or beneficial owner of in excess of 10% of a business or professional entity:



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1.       which during the Company's last fiscal year has made, or currently proposes to make, payments to the Company, or a Company Subsidiary, for property or services in excess of 5% of the Company's or its Subsidiaries gross revenues for its last full fiscal year;

         A. which during the Company's last fiscal year has received, or currently proposes to receive, payments from the Company, or a Company Subsidiary, for property or services in excess of 5% of the Company's or its Subsidiaries gross revenues for its last full fiscal year; or

         B. to which, at the end of the Company's last fiscal year, the Company owed a debt in excess of 5% of the Company's consolidated assets;

         (v) during the Company's last fiscal year, has not been a member of, or counsel to, a law firm that the Company retained or currently proposes to retain;

         (vi) during the Company's last fiscal year, has not been a partner or executive officer of any investment banking firm that has performed services for the Company, or is currently proposed to perform services for the Company, other than as a participating underwriter in a syndicate.


         a. "NSO" means "Non-employee Stock Option" which is any option granted under this Plan which fails to qualify as an ESO because is it granted to someone other than a director, officer or employee of the Company;





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         b.       "Option" means an option granted pursuant to the Plan
                  entitling the option holder to acquire shares of Stock issued by the Company;

         c. "Option Agreement" means an agreement between the Company and an Optionee, in form and substance satisfactory to the Committee in its sole discretion, consistent with the Plan;

         d. "Option Price" with respect to any particular Option means the exercise price at which the Optionee may acquire each share of the Option Stock called for under such Option;

         e. "Option Stock" means Stock issued or issuable by the Company pursuant to the valid exercise of an Option;

         f. "Optionee" means an Eligible Participant to whom Options are granted hereunder, and any transferee thereof pursuant to a transfer authorized under the Plan;

         g.       "Plan" means this 1999 Stock Option Incentive Plan of the
                  Company;

         h. "Stock" means shares of the Company's Common Stock, $.01 par value;

         i. "Subsidiary" means any company in which the Company has more than a 30% ownership interest;

         j. "Transfer," with respect to and Option or Option Stock, includes, without limitation, a voluntary or involuntary sale, assignment,





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                  transfer, conveyance, pledge, hypothecation, encumbrance,
                  disposal, loan, gift attachment or levy of such Option or Option Stock, including without limitation an assignment for the benefit of creditors of the Optionee, a transfer by operation of law, such as a transfer by will or under the laws of descent and distribution, an execution of judgment against the Option Stock or the acquisition or record or beneficial ownership thereof by a lender or creditor, a transfer pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse (except for estate planing purposes) under which a part or all of the shares of Option Stock are transferred or awarded to the spouse of the Optionee or are required to be sold; or a transfer resulting from the filing by the Optionee of a petition for relief, or the filing of an involuntary petition against such Optionee, under the bankruptcy laws of the United States or of any other nation.

2. ELIGIBILITY. The Company may grant Options under this Plan only to persons who are Eligible Participants as of the time of such grant. Subject to the provisions of sections 4(d), 5 and 6 hereof, there is no limitation on the number of Options that may be granted to an Eligible Participant.

3. ADMINISTRATION.

         a. COMMITTEE. The Committee will administer the Plan as set forth herein. No grant of Options, except for Formula Options, shall be made under the Plan without approval by the Committee.






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         b.       COMPOSITION OF THE COMMITTEE. The Committee shall be composed of two or more Non-Employee Disinterested Directors.

         c. AUTHORITY AND DISCRETION OF COMMITTEE. The Committee will have full and final authority in its discretion, at any time and from time to time, subject only to the express terms, conditions and other provisions of the Company's certificate of incorporation and by-laws, the Plan, Delaware law and the specific limitations on such discretion set forth herein:

                  i. to select and approve the persons who will be granted Options under this Plan from among the Eligible Participants, and to grant to any person so selected one or more Options to purchase such number of shares of Option Stock as the Committee may determine;

                  ii. to determine the period or periods of time during which
                      Options may be exercised, the Option Price and the duration of such Options, and other matters to be determined by the Committee in connection with specific Option grants and Options Agreements as specified under this Plan;

                  iii. to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to make all other determinations necessary or advisable for the operation and administration of this Plan; and






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         d.       LIMITATION ON AUTHORITY. Notwithstanding the foregoing, or any other provision of this Plan, the Committee will have no authority;

                  i. to grant Options to any of its members, whether or not approved by the Board; and

                  ii. to determine any matters, or exercise any discretion, in connection with the Formula Options under section 4(m) hereof.

         e. DESIGNATION OF OPTIONS. Except as otherwise granted hereunder, the Committee will designate any Option granted hereunder either as an ESO or an NSO. ESO's may only be granted to persons who are directors, officers or employees of the Company and/or its Subsidiaries.

         f. OPTION AGREEMENTS. Options will be deemed granted hereunder only upon the execution and delivery of an Option Agreement by the Optionee and a duly authorized officer of the Company in the form annexed hereto as Exhibit A. Options will not be deemed granted hereunder merely upon the authorization of such grant by the Committee.

4.       SHARES RESERVED FOR OPTIONS.

         a. OPTION POOL. The aggregate number of shares of Option Stock that may be issued pursuant to the exercise of Options granted under the Plan will not exceed three million (3,000,000) (the "Option Pool").(1)

 --------

(1) As at May 1, 1999 and before giving any effect to any stock split, reserve split, recapitalization, combination or reclassification.





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         b.       ADJUSTMENTS UPON CHANGES IN STOCK. In the event of any change in the outstanding Stock of the Company as a result of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate proportionate adjustment will be made in: (i) the aggregate number of shares of Option Stock in the Option Pool; (ii) the Option Price and the number of shares of Option Stock called for in each outstanding Option granted hereunder; and (iii) other rights and matters determined on a per share basis under the Plan or any Option Agreement hereunder. No such adjustment will be required by reason of the issuance or sale by the company for cash or other consideration of additional shares of its Stock or securities convertible into or exchangeable for shares of its Stock.

5. TERMS OF STOCK OPTION AGREEMENTS. Each Option granted pursuant to this Plan will be evidence by an Option Agreement. Without limiting the foregoing, each Option Agreement (unless otherwise stated therein) will be deemed to include the following terms and conditions:

         a. VESTING PERIODS. Except as otherwise provided herein, each Option Agreement may specify the period of periods of time within which each Option or portion thereof will first become exercisable (the "Vesting Period").

                  i. Unless the Option Agreement, in the discretion of the Committee, provides otherwise, for Eligible Participants who are not directors, officers or employees of the Company or any subsidiary of the Company, any options granted under the Plan shall have no Vesting Period and shall be immediately exercisable.





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                  ii. For Eligible Participants that are directors, officers or employees of the Company or its Subsidiaries, the Option will become exercisable, as to twenty percent (20%) of the Option Stock on each of the first, second, third, fourth and fifth anniversaries of such date of granting. Therefore, the Option will only become fully exercisable, subject to the Optionee's remaining an Eligible Participant, on the fifth anniversary of granting.

b.       EXERCISE OF THE OPTION.

                  i. MECHANICS AND NOTICE. An Option may be exercised to the extent exercisable by giving written notice of exercise to the Company, specifying the number of full shares of Option Stock to be purchased and accompanied by full payment of the Option Price; and (2) by giving assurances satisfactory to the Company that the shares of Option Stock to be purchased for investment and not with a view to resale in connection with any distribution of such shares in violation of the 1933 Act; provided, however, that in the event the Option Stock called for under the Option is registered under the 1933 Act, or in the event resale of such Option Stock without such registration would otherwise be permissible, this second condition will be inoperative if, in the opinion of counsel for the Company, such condition is not required under the 1933 Act, or any other applicable law, regulation or rule of any governmental agency.







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         c.       OPTION PRICE. Each Option Agreement will specify the Option
                  Price with respect to the exercise of Option Stock thereunder. The Option Price may not be less than Fair Market Value.

         d. PAYMENT OF THE OPTION PRICE. The Option Price will be payable to the Company in United States dollars in cash or by check or, such other legal consideration as may be approved by the Committee in its discretion.

         e. TERMINATION OF THE OPTION. Except as otherwise provided herein, each Option Agreement will specify the period of time, to be fixed by the Committee in its discretion, during which the Option granted therein will be exercisable, not to exceed ten years from the date of grant in the case of an ESO (the "Option Period"); provided that the Option Period will not exceed five years from the date of grant in the case of an ESO granted to a 10% Stockholder.

                  i. TERMINATION OF EMPLOYMENT. Any Option granted to a director, officer or employee under the Plan shall terminate (1) ninety days after the date that the Optionee ceases to be an Eligible Participant for any reason, other than by reason of death or disability or (2) twelve months after the date that the Optionee ceases to be an Eligible Participant by reason of such person's death or disability.

                  ii. MERGER OR SALE. In the event of a sale or all or
                      substantially all of the assets of the Company, or a merger or consolidation or





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                      other reorganization in which the Company is not the
                      surviving corporation, or in which the Company becomes a subsidiary of another corporation (any of the foregoing events, a "Corporation Transaction"), then notwithstanding anything else herein, the right to exercise all then outstanding Options will vest immediately prior to such Corporation Transaction and will terminate immediately after such Corporate Transaction; provided, however, that if the Board, in its sole discretion, determines that such immediate vesting of the right to exercise outstanding Options is not in the best interests of the Company, then the successor corporation must agree to assume the outstanding Options or substitute therefor comparable options of such successor corporation or a parent or subsidiary of such successor corporation.

                  f. OPTIONS NONTRANSFERABLE. No Option will be transferable by the Optionee otherwise than by will or the laws of descent and distribution.

                  g. QUALIFICATION OF STOCK. If the Board determines that the listing, registration or qualification of the shares of Option Stock is necessary on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the exercise of an Option, the Option may not be exercised, in whole or in part, unless and until such listing, registration, qualification, consent or approval is effected or obtained free of any conditions not acceptable to the Board.





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                  h.  ADDITIONAL RESTRICTIONS ON TRANSFER. By accepting Options and/or Option Stock under this Plan, the Optionee will be deemed to represent, warrant and agree as follows:

                      i. SECURITIES ACT OF 1933. The Optionee understands that
                         the shares of Option Stock have not been registered under the 1933 Act, and that such shares are not freely tradeable and must be held indefinitely unless such shares are either registered under the 1933 Act or an exemption from such registration is available. The Optionee understands that the Company is under no obligation to register the shares of Option Stock.

                      ii. OTHER APPLICABLE LAWS. The Optionee further
                         understands that Transfer of the Option Stock requires full compliance with the provisions of all applicable laws.

                      iii. INVESTMENT INTENT. Unless a registration statement is in effect with respect to the sale of Option Stock obtained through exercise of Options granted hereunder:
                         (1) Upon exercise of any Option, the Optionee will purchase the Option Stock for his or her own account and not with a view to distribution within the meaning of the 1933 Act, other than as may be effected in compliance with the 1933 Act and the rules and regulations promulgated thereunder and (2) no one else will have any beneficial interest in the Option Stock.






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                  i.  COMPLIANCE WITH LAW. Notwithstanding any other provision of this Plan, Options may be granted pursuant to the Plan, and Option Stock may be issued pursuant to the exercise thereof by an Optionee, only after there has been compliance with all applicable federal and state securities laws, and all of the same will be subject to this overriding condition. The Company will not be required to register or qualify Option Stock with the Securities and Exchange Commission or any state agency.

                  j. STOCK CERTIFICATES. Certificates representing the Option Stock issued pursuant to the exercise of Options will bear all legends required by law and necessary to effectuate this Plan's provisions. The Company may place a "stop transfer" order against shares of the Option Stock until all restrictions and conditions set forth in this Plan and in the legends referred to in this section 6(j) have been complied with.

                  k. NOTICES. Any notice to be given to the Company under the terms of an Option Agreement will be addressed to the Company at its principal executive office, Attention:
                      Corporate Secretary, or at such other address as the Company may designate in writing. Any notice to be given to an Optionee will be addressed to the Optionee at the address provided to the Company by the Optionee. Any such notice will be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered and deposited, postage and registry fee prepaid, in a post office or branch post office regularly maintained by the United States or Canadian Government.





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                  l.  OTHER PROVISIONS. The Option Agreement may contain such other terms, provisions and conditions, including such special forfeiture conditions, rights of repurchase, rights of first refusal and other restrictions on Transfer of Option Stock issued upon exercise of any Options granted hereunder, not inconsistent with the Plan, as may be determined by the Committee in its sole discretion.

                  m. FORMULA OPTIONS. On the date on which the Board appoints a director to the Committee for the first time, such director will be granted a Formula Option to purchase __ shares of Stock. Immediately after the completion of each annual meeting of the stockholders of the Company, each member of the Committee will be awarded a Formula Option to purchase __ shares of Stock. Formula Options will have an Option Price equal to the Fair Market Value of the Stock as of the date of such grant. Except as otherwise specifically provided in this section 4(m), the terms of this Plan, including the vesting provisions of section 4(a), will apply to all Formula Options granted pursuant to this section 4(m).

6. PROCEEDS FROM SALE OF STOCK. Cash proceeds from the sale of shares of Option Stock will be added to the general funds of the Company and will be used for general corporate purposes.

7. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Subject to the terms and conditions and within the limitations of the Plan, and except with respect to Formula Options, the Committee may modify, extend or renew outstanding Options granted under this Plan, or accept the surrender of outstanding





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Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefor (to the extent not theretofore exercised). Notwithstanding the foregoing, however, no modification of any Option will, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted under this Plan.

8. AMENDMENT AND DISCONTINUANCE. The Board may amend, suspend or discontinue this Plan at any time or from time to time; provided that:

         a. no such action may, without the approval of the stockholders of the Company, materially increase (other than by reason of an adjustment pursuant to section 5(b) hereof) the maximum aggregate number of shares of Option Stock in the Option Pool that may be issued under Options granted pursuant to this Plan or materially increase the benefits accruing to Plan participants or materially modify eligibility requirements for the participants, and

         b. the provisions of section 4(m) hereof may not be amended more often than once during any six (6) month period, and

         c. no such action may alter or impair any Option previously granted under this Plan without the consent of the holder of such Option.

9. PLAN COMPLIANCE WITH RULE 16B-3. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, transactions under this plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Plan administrators fails so to comply, it shall be deemed





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null and void, to the extent permitted by law and deemed advisable by the Plan administrators. In accordance with Rule 16b-3, a grant of options to a beneficial owner of more than 10% of the Company's Common Stock, who is not an officer or director of the Company, will not be exempt under Rule 16b-3.

10. COPIES OF PLAN. A copy of this Plan will be delivered to each Optionee at or before the time he or she executes an Option Agreement.

         Date Plan Adopted by Board of Directors: March 29, 1999

         Date Plan Approved by Stockholders: August 31, 1999.





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          TENGTU CULTURE & EDUCATION ELECTRONICS DEVELOPMENT CO., LTD;
           TENGTU ELECTRONIC PUBLISHING HOUSE & MICROSOFT (CHINA) LTD.
         ESTABLISHMENT OF STRATEGIC COOPERATION PARTNERSHIP RELATIONSHIP
                         COOPERATION AGREEMENT FRAMEWORK

Party A:          Tengtu Culture & Education Electronics Development Co., Ltd.
                  Tengtu United Electronics Development Co., Ltd.
                  Tengtu Electronic Publishing House

Party B:          Microsoft (China) Co., Ltd.

Tengtu International Electronics Developing Co., Ltd.

1. Both parties agree to establish strategic cooperation partnership relationships on the Chinese elementary/secondary educational market.

2. Party A is to consult with the Ministry of Education to become the state appointed partner for Microsoft products and overall technical service. Party A will positively develop market business.

3. In order to support the Chinese education business and the promotion of Party A's overall "Application Solution Scheme for Information-Based Education," Party B will offer its products at specially favored prices.

4. Both parties agree to focus cooperation on application problems and products. Party B promises to provide Party A with technical and environmental support on the development of application systems based on the former operating system platform. This will technically support Party A to complete the state class Torch projects (General Elementary/Secondary School Campus Network and Digital Elementary/Secondary School Library) with high quality.

5. In order to further explore and establish information-based elementary/secondary education market and create ongoing development foundation, Party B will provide product for the "Overall Application Solution Scheme for Information-Based Education." Party A and Party B will positively support the Ministry of Education and relevant organizations on the establishment of the "China Software Research and Testing Centre for Information-Based Elementary/Secondary Education."

6. Both Parties agree to promote the "Overall Application Solution Scheme" items and jointly formulate the market promotion plan. Party A will be responsible for market promotion and product sales. Party B will provide certain funds support for market promotion.

7. Party B will provide support to Party A, the Ministry of Education and educational organizations of various provinces on the expiration of the "21st Century Training Center for Information-Based
         Elementary/Secondary Education" and the "General Information-Based Education Overall Application Solution Scheme" items.


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8.       Party B will authorize Party A to use Party B's materials (books, software training material, lecture material, promotion materials, etc.) To compile and distribute associated materials for the "Overall Application Solution Scheme" item.

9. Both parties agree to carry out the various tasks associated the above agreement as soon as possible and come up with a business plan which includes:

                  a.       Technical Development Cooperation Plan;

                  b.       Marketing & Business Plan;

                  c.       Technical Services Plan;

                  d.       Publication Cooperation Plan.

10. Regarding promotion of this cooperation, both Parties shall consult and confirm with each other.

11. Both Parties shall understand this agreement is only a framework. Further substantial implementation plans are subject to signing of a separate agreement.

Representative of Party A                        Representative of Party B


--------------------------                       ----------------------------
8/23/99                                          8/23/99






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